Entrada Therapeutics Reports Second Quarter 2024 Financial Results

– Generated positive data from the Phase 1 clinical trial of ENTR-601-44 for DMD, including dose-dependent plasma and muscle concentration, and exon skipping –

– Planning underway for separate global Phase 2 clinical trials for ENTR-601-44 and ENTR-601-45 with regulatory filings anticipated in Q4 2024 –

– Completed $100 million registered direct offering led by a U.S.-based healthcare focused investor, two global mutual funds and Janus Henderson Investors, a global asset management firm –

– Cash runway expected into 2027 with $470 million in cash, cash equivalents, and marketable securities as of June 30, 2024 –

BOSTON, Aug. 13, 2024 (GLOBE NEWSWIRE) -- Entrada Therapeutics, Inc. (Nasdaq: TRDA) is a clinical-stage biopharmaceutical company aiming to transform the lives of patients by establishing a new class of medicines that engage intracellular targets long considered inaccessible. The Company today reported financial results for the second quarter ended June 30, 2024, and highlighted recent business updates.

“In the last quarter, Entrada delivered compelling Phase 1 clinical data from our Duchenne program ENTR-601-44, demonstrating the translation of our nonclinical studies to healthy volunteers. We remain on track to advance separate Phase 2 clinical trials across multiple Duchenne programs, including those targeting exon 44, exon 45 and exon 50,” said Dipal Doshi, Chief Executive Officer at Entrada Therapeutics. “With the completion of a successful financing that extends our cash runway into 2027, we are positioned to advance our Duchenne portfolio while expanding into other disease areas that could benefit from our differentiated approach to intracellular delivery.”

Recent Corporate Highlights

•In June, Entrada announced positive preliminary data from its Phase 1 clinical trial of ENTR-601-44-101 for Duchenne muscular dystrophy (DMD). The study has since been completed with no drug-related adverse findings noted. ENTR-601-44 was generally well-tolerated in healthy volunteers with no serious adverse events, no drug-related adverse events and no clinically significant changes or trends noted in vital signs, electrocardiograms, physical exams or laboratory assessments observed in the trial. The product candidate demonstrated a strong dose-dependent response, significant plasma concentration, muscle concentration and exon skipping, at levels that suggest the potential for a clinically meaningful starting dose in planned upcoming patient trials. Data will be featured in a poster presentation at the 29th Annual Congress of the World Muscle Society, taking place in Prague, Czechia from October 8-12, 2024.
•Planning is underway for separate global Phase 2 clinical trials for ENTR-601-44 and ENTR-601-45 with regulatory filings anticipated in Q4 2024. The Company also plans to submit regulatory applications in 2025 to initiate a global Phase 2 clinical trial for its third Duchenne candidate, ENTR-601-50, in patients who are exon 50 skipping amenable.

•The Company completed a $100 million registered direct offering in June 2024. The proceeds from the offering resulted in the extension of the Company’s cash runway into 2027.
•Vertex Pharmaceuticals announced that they continue to enroll and dose patients in the global Phase 1/2 clinical trial for VX-670 in people with DM1 and expect to complete the single ascending dose (SAD) portion of the study by the end of 2024. Following completion of the SAD portion of the trial, Vertex will move into the multiple ascending dose portion, where both the safety and efficacy of VX-670 will be evaluated.

Upcoming Investor Conferences
The Company will present at the H.C. Wainwright 25th Annual Global Investment Conference in New York, NY on September 9, 2024.

Second Quarter 2024 Financial Results

Cash Position: Cash, cash equivalents and marketable securities were $469.7 million as of June 30, 2024, compared to $352.0 million as of December 31, 2023. The increase was primarily a result of the $100 million registered direct offering completed in June of 2024 and the receipt of the $75 million payment for the clinical advancement milestone for VX-670 that was achieved in March of 2024. Based on current operating plans, the Company believes that its cash, cash equivalents and marketable securities as of June 30, 2024 will be sufficient to fund its operations into 2027.

Collaboration Revenue: Collaboration revenue was $94.7 million for the second quarter of 2024, compared to $18.2 million for the same period in 2023. The increase was primarily a result of additional VX-670 research activities performed during the second quarter of 2024 and an increase in the total transaction price related to the clinical advancement milestone that was achieved in March of 2024.

Research & Development (R&D) Expenses: R&D expenses were $32.0 million for the second quarter of 2024, compared to $26.3 million for the same period in 2023. The increase was primarily driven by additional research activities performed for VX-670 and additional preclinical costs incurred related to ENTR-601-50, as well as higher personnel costs (including non-cash, stock-based compensation).

General & Administrative (G&A) Expenses: G&A expenses were $9.2 million for the second quarter of 2024, compared to $8.2 million for the same period in 2023. The increase was primarily due to higher personnel costs (including non-cash, stock-based compensation).

Net Income (Loss): Net income was $55.0 million for the second quarter of 2024, compared to a net loss of $(25.9) million for the same period in 2023.

About Entrada Therapeutics
Entrada Therapeutics is a clinical-stage biopharmaceutical company aiming to transform the lives of patients by establishing a new class of medicines that engage intracellular targets that have long been considered inaccessible. The Company’s Endosomal Escape Vehicle (EEV™)-therapeutics are designed to enable the efficient intracellular delivery of a wide range of therapeutics into a variety of organs and tissues, resulting in an improved therapeutic index. Through this proprietary, versatile and modular approach, Entrada is advancing a robust development portfolio of RNA-, antibody- and enzyme-based programs for the potential treatment of neuromuscular, ocular, metabolic and immunological diseases, among others. The Company’s lead oligonucleotide programs are in development for the potential treatment of people living with Duchenne who are exon 44, 45 and 50 skipping amenable. Entrada has partnered to develop a clinical-stage program, VX-670, for myotonic dystrophy type 1.

For more information about Entrada, please visit our website, www.entradatx.com, and follow us on LinkedIn.

Forward-Looking Statements
This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, contained in this press release, including statements regarding Entrada’s strategy, future operations, prospects and plans, objectives of management, the validation and differentiation of Entrada’s approach and its ability to provide a potential treatment for patients, the translatability of the data from the Phase 1 clinical trial for ENTR-601-44 to future clinical trials for ENTR-601-44, expectations regarding the ability of Entrada’s preclinical studies and clinical trials to demonstrate safety and efficacy of its therapeutic candidates, and other positive results, expectations regarding the starting dose for Entrada’s planned Phase 2 clinical trial for ENTR-601-44, expectations regarding the timing of regulatory filings for the planned Phase 2 clinical trials for ENTR-601-44 and ENTR-601-45 in the fourth quarter of 2024, and ENTR-601-50 in 2025, the ability to recruit for and complete global Phase 2 clinical trials for ENTR-601-44, ENTR-601-45 and ENTR-601-50, the potential of Entrada’s EEV product candidates, including the potential for ENTR-601-44 to be a transformative treatment option, and EEV platform, and the continued development and advancement of ENTR-601-44, ENTR-601-45 and ENTR-601-50 for the treatment of DMD and the partnered product candidate VX-670 for the treatment of myotonic dystrophy type 1, expectations regarding the progress and success of Entrada’s collaboration with Vertex, including express and implied statements regarding any future payments Entrada may receive under the Vertex Agreement, the ability to continue to expand and develop additional therapeutic programs, including further exon skipping programs, the potential therapeutic benefits of its EEV candidates and the ability to advance EEV-therapeutic candidates in indications beyond neuromuscular disease, and the sufficiency of its cash resources into 2027, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “objective,” “ongoing,” “plan,” “predict,” “project,” “potential,” “should,” or “would,” or the negative of these terms, or other comparable terminology are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Entrada may not actually achieve the plans, intentions or expectations disclosed in these forward-looking statements, and you should not place undue reliance on these forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in these forward-looking statements as a result of various important factors, including: uncertainties inherent in the identification and development of product candidates, including the conduct of research activities and the initiation and completion of preclinical studies and clinical trials; uncertainties as to the availability and timing of results from preclinical and clinical studies; the timing of and Entrada’s ability to submit and obtain regulatory clearance and initiate clinical trials; whether results from preclinical studies or clinical trials will be predictive of the results of later preclinical studies and clinical trials; whether Entrada’s cash resources will be sufficient to fund the Company’s foreseeable and unforeseeable operating expenses and capital expenditure requirements; as well as the risks and uncertainties identified in Entrada’s filings with the Securities and Exchange Commission (SEC), including the Company’s most recent Form 10-K and in subsequent filings Entrada may make with the SEC. In addition, the forward-looking statements included in this press release represent Entrada’s views as of the date of this press release. Entrada anticipates that subsequent events and developments will cause its views to change. However, while Entrada may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Entrada’s views as of any date subsequent to the date of this press release.

ENTRADA THERAPEUTICS, INC.
Condensed Consolidated Statements of Operations (Unaudited)
(In thousands, except share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Collaboration revenue	94,694	18,170	153,814	43,430
Operating expenses:
Research and development	32,035	26,300	60,643	49,402
General and administrative	9,236	8,169	18,635	16,107
Total operating expenses	41,271	34,469	79,278	65,509
Income (loss) from operations	53,423	(16,299)	74,536	(22,079)
Other income:
Interest and other income	4,366	4,218	8,580	6,875
Total other income	4,366	4,218	8,580	6,875
Income (loss) before provision for income taxes	57,789	(12,081)	83,116	(15,204)
Provision for income taxes	(2,758)	(13,847)	(4,589)	(17,398)
Net income (loss)	55,031	(25,928)	78,527	(32,602)
Net income (loss) per share, basic	$1.61	$(0.78)	$2.32	$(0.99)
Net income (loss) per share, diluted	$1.55	$(0.78)	$2.23	$(0.99)
Weighted‑average common shares outstanding, basic	34,180,549	33,163,320	33,838,811	32,770,989
Weighted‑average common shares outstanding, diluted	35,507,029	33,163,320	35,148,221	32,770,989

ENTRADA THERAPEUTICS, INC.

Condensed Consolidated Balance Sheet Data (Unaudited)
(In thousands)

	March 31, 2024	December 31, 2023

Cash, cash equivalents and marketable securities	$469,746	$351,969
Total assets	581,963	469,192
Total liabilities	152,038	226,832
Total stockholders’ equity	429,925	242,360

Investor and Media Contact
Caileigh Dougherty
Head of Investor Relations & Corporate Communications
cdougherty@entradatx.com